UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.             )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SCI Engineered Materials, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
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SCI ENGINEERED MATERIALS, INC.

NOTICE OF 2026
ANNUAL MEETING

AND PROXY STATEMENT
2025 ANNUAL REPORT

SCI ENGINEERED MATERIALS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

to be held

May 19, 2026

and

PROXY STATEMENT

Please submit your vote on the Internet before May 19, 2026, at
www.InvestorVote.com

(This page intentionally left blank.)

SCI ENGINEERED MATERIALS, INC.

2839 Charter Street

Columbus, Ohio 43228

(614) 486-0261

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 19, 2026

April 7, 2026

To Our Shareholders:

The Annual Meeting of Shareholders of SCI Engineered Materials, Inc. (the “Company”) will be held at our offices located at 2839 Charter Street, Columbus, Ohio 43228, on May 19, 2026, at 9:30 a.m. EDT, for the following purposes:

1.	To elect six directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders;
2.	To ratify the selection of the independent registered public accounting firm for the year ending December 31, 2026; and
3.	To transact any other business which may properly come before the meeting or any adjournment thereof.

We are pleased to take advantage of the rules of the SEC that allow issuers to furnish Proxy Materials to their shareholders on the Internet. We believe these rules allow us to provide you with information you need while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting. We are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials, rather than a paper copy of the Proxy Statement and our Form 10-K Annual Report for the year ended December 31, 2025. The notice contains instructions on how to access the proxy materials, vote and obtain, if you so desire, a paper copy of the proxy materials.

Our Board of Directors has fixed March 30, 2026, as the record date for the determination of shareholders entitled to notice and to vote at the Annual Meeting and any adjournment thereof. A list of shareholders will be available for examination by any shareholder at the annual meeting and for a period of ten days before the Annual Meeting at our executive offices.

You will be most welcome at the Annual Meeting, and we hope you can attend.

We urge you to access the Proxy Materials on the Internet at www.InvestorVote.com and execute the proxy as soon as possible so that your shares may be voted in accordance with your wishes. If your shares are held in an account of a broker, bank, or other holder of record you must instruct them on how to vote your shares. If your broker, bank, or other holder of record does not receive any instructions from you, the broker, bank, or other holder of record, is permitted to vote on “routine” matters. Your broker will not have discretion to vote on any of the other matters, which are “non-routine” matters, without direction from you. Election of Directors is no longer a “routine” matter, and your broker may not vote on this matter without instructions from you.

If you attend the Annual Meeting, you may cast your vote in person, and your proxy will not be used. We will provide you with a ballot at the Annual Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Annual Meeting. If your shares are held in the name of your broker or other nominees, you are considered the beneficial owner of shares held in street name. If you wish to vote such shares at the Annual Meeting, you will need to bring a legal proxy from your broker or other nominee authorizing you to vote such shares.

By Order of the Board of Directors,
s/s Jeremiah R. Young

Jeremiah R. Young

Chief Executive Officer and Director

IMPORTANT NOTICE REGARDING
THE INTERNET AVAILABILITY OF
PROXY MATERIALS FOR THE
ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON
MAY 19, 2026.

The proxy materials include our Proxy Statement for the Annual Meeting and our annual report on Form 10-K for the year ended December 31, 2025 and are available at www.sciengineeredmaterials-proxy.com.

The Annual Meeting of Shareholders will be held at our executive offices located at 2839 Charter Street, Columbus, Ohio 43228 on May 19, 2026, at 9:30 a.m. EDT for the following purposes:

1.	To elect six directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders;
2.	To ratify the selection of the independent registered public accounting firm for the year ending December 31, 2026;
3.	To transact any other business which may properly come before the meeting or any adjournment thereof.

We recommend that the shareholders vote FOR the election of the nominees for director, and to RATIFY the independent registered public accounting firm.

If you wish to receive a paper copy of the Proxy Statement and the 2025 Form 10-K annual report, please email syohn@sciengineeredmaterials.com or call 614/486-0261 x37.

SCI ENGINEERED MATERIALS, INC.

2839 Charter Street
Columbus, Ohio 43228

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 19, 2026

GENERAL INFORMATION

This Proxy Statement is furnished to the shareholders of SCI Engineered Materials, Inc., an Ohio corporation (the “Company” or “SCI”), in connection with the solicitation of proxies to be used in voting at the Annual Meeting of Shareholders (“Meeting”) to be held at our executive offices located at 2839 Charter Street, Columbus, Ohio 43228 on May 19, 2026 at 9:30 a.m. EDT, and at any adjournment or postponement thereof. The proxy is being solicited by our Board of Directors. The Notice of Annual Meeting of Shareholders will be sent or given to our shareholders on approximately April 7, 2026.

We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and others for forwarding solicitation material to beneficial owners of stock. Representatives of the Company may solicit proxies by mail, telegram, telephone, fax, or personal interview.

Voting Procedures

The shares represented by the proxy will be voted as directed if the proxy is received by us prior to the Annual Meeting. If no directions are made to the contrary, the proxy will be voted FOR the election of Vince Crisler, John P. Gilliam, Emily Lu, Laura F. Shunk, Charles Wickersham, and Jeremiah R. Young as directors of the Company, to RATIFY the independent registered public accounting firm and to transact such other business as may properly come before the meeting or any adjournment thereof. Any shareholder voting their proxy has the power to revoke it at any time before its exercise by giving notice of revocation to us, by updating the previous vote on the Internet prior to the voting deadline, or by voting in person at the Annual Meeting (or “Meeting”). You may vote on the Internet or in person at the meeting. The officers, directors, and nominees for directors of the Company are the shareholder of record or beneficial owners of 19.3% of the Company’s issued and outstanding shares as of the record date. The officers, directors, and nominees for directors of the Company have indicated that they will vote in favor of each nominee for director and to ratify the independent registered public accounting firm.

Voting on the Internet

To vote prior to the Annual Meeting, shareholders of record as of the record date may vote via the Internet at www.InvestorVote.com. By submitting your vote, you are authorizing the individuals named on the proxy card (known as “proxies”) to vote your shares at the Meeting in the manner you indicate. We encourage you to submit your vote on the Internet even if you plan to attend the Meeting. In this way, your shares will be voted if you are unable to attend the Meeting. If you receive more than one notice, it is an indication that your shares are held in multiple accounts.

Voting in Person at the Meeting

If you plan to attend the Meeting and vote in person, we will provide you with a ballot at the Meeting. If your shares are registered directly in your name, you are considered the shareholder of record and you have the right to vote in person at the Meeting. If your shares are held in the name of your broker or other nominee, you are considered the beneficial owner of shares held in street name. If you wish to vote such shares at the Meeting, you will need to bring a legal proxy from your broker or other nominee authorizing you to vote such shares.

Revoking Your Proxy

You may revoke your proxy at any time before it is voted at the Meeting. In order to do this, you must:

•	Enter a new vote by updating your vote on the Internet prior to the voting deadline;
•	Provide written notice of the revocation to the Company’s Secretary; or
•	Attend the Meeting and vote in person.

Quorum Requirements

The presence, in person or by proxy, of a majority of the outstanding shares of our common stock is necessary to constitute a quorum for the transaction of business at the Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

Broker Non-Votes

Broker non-votes occur when brokers, who hold their customers’ shares in street name, submit proxies for such shares and vote such shares on some matters, but not others. Typically, this would occur when brokers have not received any instructions from their customers, in which case the brokers, as the holders of record, are permitted to vote on “routine” matters. If your broker holds your shares in its name and you do not instruct your broker how to vote, your broker will nevertheless have discretion to vote your shares only on “routine” matters. Your broker will not have discretion to vote on any of the other matters, which are “non-routine” matters, absent direction from you. Election of Directors is a “non-routine” matter, and your broker may not vote on this matter. Accordingly, shares subject to a broker “non-vote” will not be considered entitled to vote with respect to the election of directors and will not be counted toward establishing a quorum.

Votes Required

The election of the director nominees and the ratification of the independent registered public accounting firm for the year ending December 31, 2026, requires the favorable vote of a plurality of all votes cast by the holders of our common stock at a Meeting at which a quorum is present. Proxies that are marked “Withhold Authority” and broker non-votes will not be counted toward such nominee’s achievement of a plurality and thus will have no effect.

Each other matter to be submitted to the shareholders for approval or ratification at the Meeting requires the affirmative vote of the holders of a majority of our common stock present and entitled to vote on the matter. For purposes of determining the number of shares of our common stock voting on the matter, abstentions will be counted and will have the effect of a negative vote; broker non-votes will not be counted and thus will have no effect.

No Dissenters’ Rights

The proposals described in this Proxy Statement will not afford shareholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

ELECTION OF DIRECTORS

Only holders of record of our common stock at the close of business on March 30, 2026 will be entitled to vote at the Meeting. At that time, we had 4,450,003 shares of common stock outstanding and entitled to vote. Each share of our common stock outstanding on the record date entitles the holder to one vote on each matter submitted at the Meeting.

Our Restated Code of Regulations states that the number of directors shall be fixed by the Board.

The nominees for director, if elected, will serve for one term, expiring at the next Meeting of Shareholders. Vince Crisler, John P. Gilliam, Emily Lu, Laura F. Shunk, Charles Wickersham, and Jeremiah R. Young currently serve as directors of the Company and are nominated by the Board of Directors for reelection as directors.

It is intended that, unless otherwise directed, the shares represented by the proxy will be voted FOR the election of Messrs. Crisler, Gilliam, Wickersham and Young, and Mss. Lu and Shunk as directors. In the event that any nominee for director should become unavailable, the number of directors of the Company may be decreased pursuant to the Restated

Code of Regulations or the Board of Directors may designate a substitute nominee, in which event the shares represented by the proxy will be voted for such substitute nominee.

The Board of Directors recommends that the shareholders vote FOR the election of the nominees for director.

The following table sets forth each nominee’s name, age, and position with the Company:

Name	Age	Position
Laura F. Shunk	69	Chairperson of the Board of Directors
Vince Crisler	46	Director
John P. Gilliam	71	Director
Emily Lu	76	Director
Charles Wickersham	74	Director
Jeremiah R. Young	47	President, Chief Executive Officer, and Director

Laura F. Shunk joined our Company as Director in 2014 and was elected Chairperson of the Board of Directors on April 26, 2019. Ms. Shunk graduated from Mount Holyoke College in 1980 with an A.B. degree in Chemistry and German, and from Case Western Reserve University in 1983 with a J.D. She began the practice of law at the Cleveland firm of Pearne, Gordon, Sessions, and Granger, where she worked on the prosecution of US patent applications originating in foreign jurisdictions and in the United States. As the daughter of entrepreneur Dr. Ed Funk, she began to develop an interest in the interaction between entrepreneurial ventures and intellectual property. She wrote several key patents for a young Cross Medical Company. These patents later became the subject of extensive litigation and resulted in millions of dollars in settlements with Johnson & Johnson, and later with AlphaTech Spine, and which were a key asset in the purchase of Interpore/Cross for $280 million by Biomet. Presently, Ms. Shunk is a shareholder of Hudak, Shunk & Farine, Co. L.P.A. where she is employed. At this firm, she has expanded her areas of representation to include sophisticated material science research and was awarded appointments to represent the University of Akron, Kent State University, Case Western Reserve University, NASA, as well as Akron and Northeast Ohio polymer manufacturers and molders. She has continued with her interest in guiding start-up ventures with respect to the development of intellectual property portfolios. Ms. Shunk acted as counsel to an Akron area orthopedic implant company that was able to complete its acquisition in its seventh year at a 5.5x sales multiplier in part as a result of its extensive multi-national patent and trademark portfolio which Laura helped create. Ms. Shunk’s experience in intellectual property and the development and commercialization of new technologies is experience that the Board considers valuable.

Vince Crisler joined our Company as Director in 2025. He has more than 25 years of IT and cyber security leadership within the Department of Defense, federal civilian government, and private sector. He is the Chief Strategy Officer for Celerium, which powers active cyber defense solutions that are easy to implement and effective in the key areas of network defense and compromise defense. Previously, he was CEO and Founder of Dark Cubed, a cyber security product company focused on innovative solutions for small and midsize companies which was acquired by Celerium in 2022. He is the Vice Chair for CompTIA’s North American Cybersecurity Committee and a member of Embry-Riddle Aeronautical University's Worldwide Industry Advisory Board. Mr. Crisler previously supported the Department of Homeland Security (DHS) and Sandia National Laboratories in the development of cyber security protection programs to defend the networks of Federal Departments and Agencies, as well as those belonging to critical infrastructure and key resources (CI/KR) owners and operators. Mr. Crisler was the primary author for the five-year technical vision for the National Cybersecurity Protection System, a $3B cyber security program within DHS. He was also a co-author of the DHS Enhanced Cyber Services (ECS) Program, establishing a critical cyber security information-sharing program, which was formally announced in Executive Order (EO) 13636, Improving Critical Infrastructure Cybersecurity. Mr. Crisler also served as the Chief Information Security Officer (CISO) for the White House's Executive Office of the President and was responsible for the creation of the first ever cyber security operations center to protect White House networks. Prior to the White House, Mr. Crisler served in the United States Air Force in organizations to include the White House Communications Agency, the National Military Command Center in the Pentagon, and Ramstein Air Base in Germany. Mr. Crisler earned a Bachelor of Science in Computer and Information Science from the Ohio State University and a

Master of Science in Management from Embry Riddle Aeronautical University. He currently lives in the Washington D.C. area. Mr. Crisler’s experience in cybersecurity provides experience that the Board considers valuable.

John P. Gilliam joined our Company as Director in 2017. Mr. Gilliam is currently the CFO and Managing Director of Bluff Point Associates, a private equity firm based in Westport, Connecticut that invests in growth companies in the financial services and healthcare industries. Mr. Gilliam received a B.B.A. degree in accounting from Ohio University and obtained his CPA license in 1978. He joined the national accounting firm of Coopers and Lybrand L.L.P. and became a business assurance partner with the firm in 1988 serving clients primarily in the banking, insurance, and investment sectors. Prior to joining Bluff Point in 2009, he served as Senior Vice President of Finance at The BISYS Group, Inc., a diversified publicly traded financial services company. His responsibilities included controllership, mergers and acquisitions, SEC and management reporting, tax, treasury, and financial systems. Mr. Gilliam’s experience as a senior financial executive has provided him with a substantial background in strategic business planning, organizational restructurings, and financial statement analysis. The various financial experience of Mr. Gilliam is experience that the Board considers valuable. Mr. Gilliam’s diverse financial services experience is considered valuable by the Board.

Emily Lu joined our Company as Director in 2014. Ms. Lu is currently the Managing Partner of Gateway Resources Partners, Florida, an entity founded in 2013 to explore business opportunities in oil & gas field service. Ms. Lu has considerable senior management experience, including serving from 2007 through 2012 as Chief Strategy Officer for Solar Power Industries, a vertically integrated manufacturer for photovoltaic solar components with experience in domestic and international markets. Ms. Lu received a B.A. from the School of Law at National Taiwan University with Honors. After high level executive experience at Diamond Shamrock, Taiwan (a wholly owned subsidiary of Diamond Shamrock, USA, and the precedent of Occidental) and Swire & MaClaine, Taiwan (an Asian Pacific business unit of Swire Group, UK, and a 300-year-old British Trading house), Ms. Lu earned an MBA majoring in finance from Florida Atlantic University. Ms. Lu speaks English and Mandarin. The experience of Ms. Lu in international markets and development of new products and business opportunities is experience that the Board considers valuable.

Charles Wickersham joined our Company as Director in 2017. During most of Dr. Wickersham’s professional career he managed and directed Research and Development of sputtering targets and thin films for integrated circuits and solar photovoltaic products. Dr. Wickersham retired from First Solar, Inc. (NASDAQ Global: FSLR), a leading global provider of comprehensive photovoltaic (PV) solar systems using advanced module and system technology where he served as Materials Analysis and Development Manager from July 2006 to March 2017. Prior to First Solar, he was Manager of Research & Development for the Cabot Corporation (NYSE: CBT), a leading global specialty chemicals and performance materials company, from 2002 to 2006. From 1988 to 2002, Dr. Wickersham served as Vice President Engineering for Tosoh SMD (Special Metals Division), a wholly owned subsidiary of Tosoh Corporation which is publicly traded in Japan. Additionally, Dr. Wickersham’s work in these fields has contributed to twenty-two patents and more than forty-five articles in scientific journals. Dr. Wickersham earned a PhD degree in Metallurgical Engineering from the University of Illinois at Urbana-Champaign and a B.S. in Physics from the Rose-Hulman Institute of Technology. Dr. Wickersham’s extensive thin film solar experience and established expertise regarding sputtering processes is experience the Board considers valuable.

Jeremiah R. Young was elected Director and Chief Executive Officer of our Company on June 5, 2019. Mr. Young was elected President of SCI effective January 2, 2019. Prior to becoming President, Mr. Young served as Vice President of Operations from June 2016 through December 2018 and also took on the responsibility for the Company’s sales beginning in January 2017. Mr. Young joined the Company as Production Manager in March 2006 and also served as Operations Manager from December 2013 through June 2016. Mr. Young held Quality and Production management positions with Accel, Inc. from 2004 to 2005. He held process chemist and technician positions at SCI Engineered Materials and Worthington Industries from 1998 to 2004. Mr. Young earned a Bachelor of Science in Chemistry from Otterbein University and an MBA from Ohio University. The varied operations and quality experience of Mr. Young is experience that the Board considers valuable.

INFORMATION CONCERNING THE BOARD OF DIRECTORS, EXECUTIVE OFFICERS,
PRINCIPAL SHAREHOLDERS, AND HUMAN CAPITAL MANAGEMENT

Board Leadership and Structure

Our Board of Directors (“Board”) believes that the purpose of corporate governance is to ensure that we maximize shareholder value in a manner consistent with the highest standards of integrity and legal requirements. The Board has adopted and adheres to corporate governance practices which the Board and senior management believe promote our corporate purposes, are sound, and represent best practices. We continually review these governance practices to make sure we comply with state and federal laws.

Our Board of Directors oversees all business, property, and affairs of the Company. Our officers keep the members of the Board informed of our business through discussions at Board meetings and by providing them with reports and other materials throughout the year.

Meetings and Compensation of the Board of Directors

Our Board of Directors had a total of eight meetings during the year ended December 31, 2025. Dr. Wickersham attended seven meetings, and all other directors attended all eight meetings. Directors who are employed by the Company receive no compensation for serving as directors.

It is our policy that directors attend all Board meetings in addition to the meetings of the committees on which they serve. If a director cannot attend in person, it is expected that the director will attend by video conference or teleconference when possible. If a director is unable to attend a meeting, prior notice is expected to be provided.

As compensation for their service, non-employee directors have previously received cash, grants of stock or grants of stock options, with an exercise price equal to the fair market value of our common stock on the date of grant for up to a ten-year term. During 2025, Dr. Ungar and Mr. Crisler each received compensation of $18,000 and the other nonemployee Directors each received compensation of $36,000 entirely in cash for their service on the Board. Dr. Ungar and Mr. Crisler each served six months as Director during 2025. In addition, for the year ended December 31, 2025, Ms. Shunk earned $7,500 as chairperson of the Board of Directors, Mr. Gilliam earned $5,000 as chairperson of the Audit Committee, Dr. Wickersham earned $3,500 as Chairperson of the Technical Committee and Ms. Lu earned $3,500 as Chairperson of the Stock Option and Compensation Committee (the “Compensation Committee”). Directors are also reimbursed for all reasonable out-of-pocket expenses.

It is our expectation that all nominees of the Board of Directors will attend the 2026 Annual Meeting of Shareholders. All members of our Board of Directors were present at our 2025 Annual Meeting of Shareholders.

Shareholder Communication

Our Board of Directors welcomes communications from shareholders. Shareholders may send communications to the Board of Directors or to any director in particular, c/o Shelby Yohn, SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228. Any correspondence addressed to the Board of Directors or to any one of our directors in care of our offices will be forwarded to the addressee without review by management.

We make our proxy solicitation materials on Schedule 14A, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, available free of charge on our website at www.sciengineeredmaterials.com as soon as reasonably practicable after we electronically file such material with the SEC.

Board Leadership Structure

On April 26, 2019, the Board appointed Ms. Shunk as the Chairperson of the Board. We have no Lead Independent Director.

The Chairperson of the Board provides leadership to the Board and works with the Board to define its structure and activities in fulfillment of its responsibilities. The Chairperson of the Board sets the Board agendas with Board and management input, facilitates communication among directors, and presides at meetings of the Board of Directors and shareholders.

Risk Oversight

Our Board of Directors oversees an enterprise-wide approach to risk management, designed to support the achievement of organizational objectives, including strategic objectives, to improve long-term organizational performance and enhance shareholder value. A fundamental part of risk management is not only understanding the risks a company faces and what steps management is taking to manage those risks but also understanding what level of risk is appropriate for the Company. The involvement of the full Board of Directors in setting the Company’s business strategy is a key part of its assessment of management’s consideration of risk and also a determination of what constitutes an appropriate level of risk for the Company. Risk is assessed throughout the business including cybersecurity risk, financial risk, legal/compliance risk, and operational/strategic risk.

While the Board of Directors has the ultimate oversight responsibility for the risk management process, the committees of the Board also have responsibility for risk management. In particular, the Audit Committee focuses on financial risk, including internal controls, and receives an annual management letter from the Company’s external auditors. The Audit Committee typically meets with the Company’s independent registered public accounting firm (“independent auditors”) four times per year. In addition, in setting compensation, the Compensation Committee strives to create a combination of near term and longer incentives that encourage a level of risk-taking behavior consistent with the Company’s business strategy.

Committees of the Board of Directors

We have an Audit Committee, a Stock Option and Compensation Committee, and a Technical Committee.

The Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the plan of the annual audit. The Audit Committee reviews, in consultation with the independent auditors, the report of audit, or proposed report of audit and the accompanying management letter, if any. In addition, the Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls. The Chairperson of the Audit Committee is Mr. Gilliam, and the current members are Mr. Crisler and Dr. Wickersham. The Audit Committee met five times during 2025. The Board of Directors has determined that Mr. Gilliam qualifies as an “audit committee financial expert” as that term is defined in Item 407 of Regulation S-K. Members meet the criteria for audit committee independence as defined in NASDAQ Rule 4350, and Rule 10A-3 promulgated under the Securities Exchange Act of 1934, as amended.

The Stock Option and Compensation Committee (“Compensation Committee”) reviews executive compensation and administers our stock incentive and incentive compensation performance plans. The Chairperson of the Compensation Committee is Ms. Lu, and the current member is Ms. Shunk. The Compensation Committee met once in 2025.

The Technical Committee was formed to identify new markets and products. The chairperson of this Committee is Dr. Wickersham, and the current member is Mr. Young. The Technical Committee met six times during 2025.

The Board of Directors has determined that it is not necessary to establish a nominating committee due to its limited size. Nominations for directors are considered by the entire Board of Directors. The directors take a critical role in guiding the strategic direction and oversee the management of the Company. Director candidates are considered based on various criteria, such as diversity in broad based business and professional skills and experiences, a global business and social perspective, concern for long term interests of shareholders, and personal integrity and judgment. In addition, directors must have available time to devote to Board activities and to enhance their knowledge of the industry. The Board seeks nominees with a broad diversity of experiences, professions, skills, and backgrounds. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability, or any other basis proscribed by law.

Accordingly, we seek to attract and retain highly qualified directors who have sufficient time to attend to their substantial duties and responsibilities to the Company. Recent developments in corporate governance and financial reporting have resulted in increased demand for highly qualified and productive public company directors.

The Board of Directors will consider the recommendations of eligible shareholders regarding potential director candidates. In order for shareholder recommendations regarding director candidates to be considered by the Board of Directors:

•	such recommendations must be provided to the Board of Directors, c/o Shelby Yohn, SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228, in writing no later than December 30, 2026 for the 2027 Meeting;

•	the nominating shareholder must meet the eligibility requirements to submit a valid shareholder proposal under Rule 14a-8 of the Securities Exchange Act of 1934, as amended; and
•	the shareholder must describe the qualifications, attributes, skills, or other qualities of the recommended director candidate.

Compensation Committee Interlocks and Insider Participation

None of our executive officers have served:

•	as a member of the Compensation Committee of another entity which has had an executive officer who has served on our Compensation Committee;
•	as a director of another entity which has had an executive officer who has served on our Compensation Committee; or
•	as a member of the Compensation Committee of another entity which has had an executive officer who has served as one of our directors.

Human Capital Management

We are committed to providing our customers with quality products and/or services in a timely manner while maintaining a safe work environment for all employees and extending opportunities to enhance their careers.

The Board, management and employees of the Company are aligned around core values that inspire our behavior as individuals and as an organization. These include, but are not limited to integrity, honoring our commitments, never compromising our ethics, building trust through collaboration, compassion, and innovation.

Our strong leadership includes our Board of Directors, chaired by Ms. Laura Shunk, and our President and Chief Executive Officer, Mr. Jeremiah Young. The Board of Directors and executive management are focused on advancing openness, honesty, fairness, and integrity. We provide all employees competitive compensation and flexible work schedules to allow for a healthy work-life balance. We provide training in job-related education including IT security measures and also make available personal finance management training from outside sources. We provide tools and support to do their job such as coaching and guidance. We have a Learning Management System for the administration, documentation, tracking, reporting, automation and delivery of educational courses, training programs, and materials. We believe communication is extremely important, especially listening to each other. In addition to daily contact, we hold lunch meetings where current Company events are shared, and we identify opportunities for future development and align employee desires with Company needs. We attempt to synchronize work, workforce, and workplace. We provide employees with paid time off to volunteer in local communities. We have never experienced a work stoppage and consider our relations with all employees to be good. We are committed to continue providing an open and accountable workplace where employees feel empowered to speak up and raise issues. With this in mind, we provide multiple channels to speak up, ask for guidance, and report concerns.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 1701.13(E) of the Ohio Revised Code gives a corporation incorporated under the laws of Ohio power to indemnify any person who is or has been a director, officer or employee of that corporation, or of another corporation at the request of that corporation, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with any threatened, pending or completed action, suit or proceeding, criminal or civil, to which he/she is or may be made a party because of being or having been such director, officer, employee or agent, provided that in connection therewith, such person is determined to have acted in good faith in what he/she reasonably believed to be in or not opposed to the best interest of the corporation of which he/she is a director, officer, employee or agent and without reasonable cause, in the case of a criminal matter, to believe that his/her conduct was unlawful. The determination as to the conditions precedent to the permitted indemnification of such person is made by the directors of the indemnifying corporation acting at a meeting at which, for the purpose, any director who is a party to or threatened with any such action, suit or proceeding may not be counted in determining the existence of a quorum and may not vote. If, because of the foregoing limitations, the directors are unable to act in this regard, such determination may be made by the majority vote for the corporation’s voting shareholders (or without a meeting upon two-thirds written consent of such shareholders), by judicial proceeding or by written opinion of legal counsel not retained by the corporation or any person to be indemnified during the five years preceding the date of determination.

Section 1701.13(E) of the Ohio Revised Code further provides that the indemnification thereby permitted shall not be exclusive of, and shall be in addition to, any other rights that directors, officers, employees, or agents have, including rights under insurance purchased by the corporation.

Article 5 of the Company’s Restated Code of Regulations contains extensive provisions related to indemnification of officers, directors, employees, and agents. The Company is required to indemnify its directors against expenses, including attorney fees, judgments, fines, and amounts paid in settlement of civil, criminal, administrative, and investigative proceedings, if the director acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Company. When criminal proceedings are involved, indemnification is further conditioned upon the director having no reasonable cause to believe that the conduct was unlawful.

Entitlement of a director to indemnification shall be made by vote of the disinterested directors of the Company. If there are an insufficient number of such directors to constitute a quorum, the determination to indemnify directors shall be made by one of the following methods: (1) a written opinion of independent legal counsel, (2) vote by the shareholders, or (3) by the court in which the action, suit or proceeding was brought.

The Company may pay the expenses, including attorney fees of any director, as incurred, in advance of a final disposition of such action, suit or proceeding, upon receipt by the Company of an undertaking by the affected director(s) in which he/she/they agree(s) to cooperate with the Company concerning the action, suit or proceeding, and agree(s) to repay the Company in the event that a court determines that the director’s action, or failure to act, involved an act, or omission, undertaken with reckless disregard for the best interests of the Company.

The indemnification provisions of the Articles of Incorporation relating to officers, employees and agents of the Company are similar to those relating to directors but are not mandatory in nature. On a case-by-case basis, the Company may elect to indemnify them, and may elect to pay their expenses, including attorney fees, in advance of a final disposition of the action, suit or proceeding, upon the same conditions and subject to legal standards as relate to directors. These indemnification provisions are also applicable to actions brought against directors, officers, employees, and agents in the right of the Company. However, no indemnification shall be made to any person adjudged to be liable for negligence or misconduct in the performance of his/her duty to the Company unless, and only to the extent that a court determines, that despite the adjudication of liability, but in view of all of the circumstances of the case, shall deem proper. The Company currently carries directors and officer’s insurance in the amount of three million dollars.

The above discussion of the Company’s Restated Code of Regulations and of Section 1701.13(E) of the Ohio Revised Code is not intended to be exhaustive and is respectively qualified in its entirety by such documents and statutes.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the Company issued pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

REPORT OF AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the plan of the annual audit. The Audit Committee reviews, in consultation with the independent auditors, the report of audit, or proposed report of audit and the accompanying management letter, if any. In addition, the Audit Committee consults with our Chief Financial Officer, other key members of our management and with our independent auditors with regard to the adequacy of the internal accounting controls.

In fulfilling its responsibilities, the Audit Committee selected GBQ Partners, LLC (“GBQ”) as our independent registered public accounting firm for purposes of auditing our financial statements for 2025. The Committee reviewed with the independent auditor, which is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality, not just the acceptability, of the Company’s accounting principles and such other matters as are required to be discussed with the Committee by the standards of the Public Company Accounting Oversight Board (United States) (PCAOB), including PCAOB Auditing Standard No. 16, Communications With Audit Committees, the rules of the Securities and Exchange Commission, and other applicable regulations. In addition, the Committee has discussed with the independent auditor the firm’s independence from Company management and the Company, including the matters in the letter from the firm required by PCAOB Rule 3526, Communication with Audit Committees Concerning Independence, and considered the compatibility of non-audit services with the independent auditor’s independence.

Based on the reviews and discussions with management and GBQ, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission.

The Board of Directors evaluated the independence of each member of the Audit Committee. As part of its evaluation, the Board of Directors determined, in the exercise of its business judgment, that Mr. Gilliam, Mr. Crisler and Dr. Wickersham are independent under Rule 4350(d) of the Nasdaq Stock Market, and each is financially literate in his own capacity. Based upon its work and the information received in the inquiries outlined above, the Audit Committee is satisfied that its responsibilities for the period ended December 31, 2025, were met and that our financial reporting and audit processes are functioning effectively.

Submitted by the Audit Committee
of the Board of Directors:

John P. Gilliam (Chairperson)
Vince Crisler

Charles Wickersham

Executive Officers

In addition to Mr. Young, the following individual served as an executive officer of the Company during 2025:

Gerald S. Blaskie, age 68, has served as Vice President, Treasurer, Assistant Secretary, and Chief Financial Officer since March 2006. Mr. Blaskie joined the Company as Chief Financial Officer in April 2001. Prior to joining us, Mr. Blaskie was the Controller at Cable Link, Inc. from February 2000 to March 2001. From 1997 to 2000, he was the Plant Manager at Central Ohio Plastics Corporation, where he also served as Controller from 1993 to 1997. Mr. Blaskie earned a B.S. degree in Accounting from Central Michigan University and passed the CPA exam in the State of Ohio. Mr. Blaskie retired on April 1, 2026.

On February 23, 2026, Eric Massey, age 44, was elected to the office of Vice President of Sales. Mr. Massey joined the Company in 2011 as a bonding technician. In 2014, he transitioned to Inside Sales and was appointed Outside Sales Rep in 2017 and promoted to Sales Manager in 2021. Mr. Massey earned a bachelor’s degree in Healthcare Information Systems Management from Franklin University.

On April 2, 2026, Shelby Yohn, age 34, was elected to the positions of Chief Financial Officer, Treasurer, and Assistant Secretary. Ms. Yohn joined the Company in August 2024 as Director of Accounting. Prior to joining us, Ms. Yohn was the Corporate Group Controller at Sanoh America, Inc where she previously served as Plant Financial Controller and Financial Analyst. Ms. Yohn earned a B.S. degree in Business Administration, Accounting major, and Master of Professional Practice in Accounting from Ohio Northern University.

Officers are elected annually by our Board of Directors and serve at its discretion.

Ownership of Common Stock by Directors and Executive Officers

The following table sets forth, as of March 30, 2026, the beneficial ownership of the Company’s common stock by each of the Company’s directors and nominees for director, each executive officer named in the Summary Compensation Table, and by all directors and nominees for director, and executive officers as a group. We have a Statement of Company Policy governing the purchase, sale, and/or other dispositions of our common stock. If a director, officer, or any employee has material non-public information relating to our Company, it is our policy that neither that person nor any related person may buy or sell securities of the Company.

	Number of Shares	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Laura F. Shunk	510,173	11.5%
Emily Lu	143,519	3.2%
John P. Gilliam	56,574	1.3%
Jeremiah Young	53,852	1.2%
Gerald S. Blaskie (4)	49,882	1.1%
Charles Wickersham	38,574	0.9%
Eric Massey	8,054	0.2%
Vince Crisler	0	0.0%

All directors and executive officers as a group (8 persons)	860,728	19.3%

(1)            The address for all is c/o SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228.

(2)            For purposes of the above table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or as to which he or she has the right to acquire the beneficial ownership within 60 days of March 30, 2026. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3)            “Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 30, 2026, plus the number of shares such person has the right to acquire within 60 days of March 30, 2026.

(4)           Gerald S. Blaskie retired from the Company on April 1, 2026.

Ownership of Common Stock by Principal Shareholders

The following table sets forth information as of March 30, 2026, relating to the beneficial ownership of common stock by each person known by the Company to beneficially own more than 5% of the outstanding shares of common stock of the Company.

	Number of Shares	Percentage of
Name of Beneficial Owner(1)	Beneficially Owned(2)	Class(3)
Laura F. Shunk	510,273	11.5%
Daniel Funk	384,727	8.6%
Charles Kohnen	364,000	8.2%
Robert H. Peitz	255,518	5.7%

(1)            The address of Laura F. Shunk is c/o SCI Engineered Materials, Inc., 2839 Charter Street, Columbus, Ohio 43228. The address of Daniel Funk is 8997 Terwilligers Ridge, Cincinnati, Ohio 45249. The address of Charles Kohnen is 5424 Spice Bush Court, Dayton, Ohio 45429. The address of Robert H. Peitz is 217 Lloyd Road, Matawan, New Jersey 07747.

(2)            For purposes of this table, a person is considered to “beneficially own” any shares with respect to which he or she exercises sole or shared voting or investment power or as to which he or she has the right to acquire the beneficial ownership within 60 days of March 30, 2026. Unless otherwise indicated, voting power and investment power are exercised solely by the person named above or shared with members of his or her household.

(3)            “Percentage of Class” is calculated by dividing the number of shares beneficially owned by the total number of outstanding shares of the Company on March 30, 2026, plus the number of shares such person has the right to acquire within 60 days of March 30, 2026.

Executive Compensation

The primary objective of our executive compensation program is to attract and retain executives with the talent and skill to create long term value for our shareholders. The compensation program for our executives was developed by our compensation committee with those goals in mind. In furtherance of those goals our compensation program for executives is comprised of base salary, cash bonuses and equity-based awards, and other benefits.

We pay base salaries to attract and retain key executives with the necessary experience and skill to contribute to our future growth and success. The base salary for each executive reflects that person’s responsibility level, tenure with the Company, individual performance, and business experience.

We also pay cash bonuses based on the overall financial performance of the Company, the ability of the Company to achieve non-financial goals, and the ability of each executive to achieve the individual goals established.

We also believe that meaningful equity ownership is important to align the interests of our executives with those of our shareholders and to provide incentives for our executives to create long-term value for our shareholders. These values are aligned because as the value of our stock increases, the value of the equity awards granted to our executives increase accordingly. As a result, our executives are awarded stock awards and stock options based upon their levels of responsibility, tenure with the Company and the establishment of long-term goals.

Finally, we provide non-equity incentive compensation based on the achievement of stated goals as well as a 401(k) and Profit-Sharing Plan, and other benefit plans.

The Compensation Committee values shareholders' input on the design of our executive compensation program and appreciate feedback as an important part of our process. As such, we invite open communication with individual shareholders and the investment community.

At our 2025 Annual Meeting of Shareholders, held on June 17, 2025, we received approximately 75% of the votes cast in support of our compensation structure.

We believe our executive compensation program is structured appropriately to balance our pay-for-performance philosophy with a critical need to attract and retain the caliber of executives who will continue to deliver industry-leading operational excellence and best position the Company for future success. Based on the 75% approval in 2025 we believe that our investors share our views, however, we will re-evaluate following the vote in 2028.

The following pay versus performance table and summary compensation table sets forth information regarding compensation during the last three years for our Principal Executive Officer and our Principal Financial Officer.

PAY VERSUS PERFORMANCE (PVP) TABLE

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officer	Average Compensation Actually Paid to Non-PEO Named Executive Officer	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return	Net Income (in thousands)
2025	$484,582	$484,582	$351,642	$352,142	$52.29	$1,745
2024	478,713	478,713	345,961	345,961	13.86	1,861
2023	470,519	472,105	334,716	336,634	25.00	2,194

In all the years noted in the table, Jeremiah R. Young was our Chief Executive Officer, and our other Named Executive Officer (“NEO”) was Gerald S. Blaskie.

The following sets forth adjustments made in the PVP table to arrive at compensation actually paid to our NEOs:

Deduction for amounts reported under the “Stock awards” column in the Summary Compensation Table.

Increase for fair value of awards granted that vested during the year.

Increase/deduction for change in fair value from prior year-end to current year-end of awards granted prior to year that were outstanding and unvested as of year-end.

Increase/deduction for change in fair value from prior year-end to vesting date of awards granted prior to year that vested during the year.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary	Bonus	Stock awards	Option awards	Non-equity incentive plan compensation	All other compensation (a)	Total
PEO Jeremiah R. Young	2025	$299,331	$0	$14,994	$0	$128,145 (b)	$42,112	$484,582
	2024	284,711	0	14,281	0	136,523 (c)	43,198	478,713
	2023	262,019	0	13,123	0	154,719 (d)	40,658	470,519
PFO Gerald S. Blaskie	2025	235,817	0	11,815	0	66,997 (e)	37,013	351,642
	2024	224,423	0	11,251	0	72,118 (f)	38,169	345,961
	2023	209,616	0	10,501	0	79,659 (g)	34,940	334,716

a-	Company contribution under the SCI Engineered Materials, Inc. 401(k) & Profit-Sharing Plan.
b-	$123,197 deferred under our incentive compensation plan; paid in 2026.
c-	$131,810 deferred under our incentive compensation plan; paid in 2025.
d-	$150,388 deferred under our incentive compensation plan; paid in 2024.
e-	$61,598 deferred under our incentive compensation plan; paid in 2026.
f-	$66,905 deferred under our incentive compensation plan; paid in 2025.
g-	$75,194 deferred under our incentive compensation plan; paid in 2024.

Salaries

The salaries of the Named Executive Officers are reviewed on an annual basis. Changes in salary are based on an evaluation of the Company’s and the individual’s performance as well as the level of pay compared to general industry peer group pay levels. The Compensation Committee of the Board of Directors reviews salaries periodically and recommends merit increases to the Board of Directors as the Committee deems appropriate.

Executive Annual Incentive Plan

Mr. Young earned $4,948 for stock related incentives, and $123,197, which was 5% of adjusted net income, as incentive compensation awards for services during 2025. Adjusted net income is defined as actual pretax net income as it appears on the Company’s audited financial statements plus certain expenses including those related to non-cash compensation as they pertain to stock options (if any).

Mr. Blaskie earned $1,500 for the Company meeting specified on-time delivery goals, $3,899 for stock-related incentives, and $61,598, which was 2.5% of adjusted net income, as defined above, as incentive compensation awards for services during 2025.

Employment Agreement for Principal Executive Officer

The Principal Executive Officer, Mr. Jeremiah R. Young, elected Chief Executive Officer June 5, 2019, has an employment contract that entitles him to 100% of his compensation for 90 days following his termination other than for fraud or serious misconduct. Mr. Young’s contract is at will and he serves at the discretion of the Board of Directors.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END - 2025

There were no outstanding equity awards at December 31, 2025 for our officers.

Stock Options

On June 10, 2011, shareholders approved the SCI Engineered Materials, Inc. 2011 Stock Incentive Plan (the “2011 Plan”). The Company adopted the 2011 Plan as an incentive to key employees, directors, and consultants under which options to purchase up to 250,000 shares of the Company’s common stock may be granted, subject to the execution of stock option agreements. Incentive stock options may be granted to key employees of the Company and non-statutory options may be granted to directors who are not employees, consultants, or advisors rendering services to the Company. Options may be exercised for periods up to 10 years from the date of grant at prices not less than 100% of fair market value on the date of grant. The Plan expired, and no additional stock options may be granted. As of December 31, 2024 there were 5,945 options outstanding from the 2011 Plan and all were exercised in 2025.

Policies and Practices Related to the Timing of Equity Awards

We granted stock options in the past at Compensation Committee meetings. The Committee does not consider material non-public information when determining the timing or terms of option awards, nor time disclosure of material non-public information for the purpose of affecting the value of executive compensation with such option awards. During 2025, the Company did not grant stock options to any NEO during any period beginning four business days before and ending one business day after the filing of any Company periodic report on Form 10-Q or Form 10-K, or the filing or furnishing of any Form 8-K that disclosed any material non-public information.

Director Compensation

The following Director Compensation table sets forth information regarding compensation paid to our nonemployee directors. Directors who are employed by us do not receive any compensation for their board activities.

DIRECTOR COMPENSATION – 2025

Name	Fees earned or paid in cash	Stock awards	Option awards	All other compensation	Total
Vince Crisler	$18,000	$0	$0	$0	$18,000
John P. Gilliam	41,000	0	0	0	41,000
Emily Lu	39,500	0	0	0	39,500
Laura F. Shunk	43,500	0	0	0	43,500
Edward W. Ungar	18,000	0	0	0	18,000
Charles Wickersham	39,500	0	0	0	39,500

1 – Mr. Crisler – Elected to Board of Directors at 2025 Annual Meeting.

2 – Mr. Gilliam - Chairperson of the Audit Committee.

3 – Ms. Lu - Chairperson of the Stock Option and Compensation Committee

4 – Ms. Shunk – Chairperson of the Board of Directors.

5 – Dr. Ungar - Did not seek reelection at 2025 Annual Meeting.

6 – Dr. Wickersham – Chairperson of the Technical Committee.

7 – Mr. Young – Principal Executive Officer and Director. Mr. Young does not appear on this table and receives no director compensation.

Non-Employee Director Reimbursement

Non-employee directors are reimbursed for travel and other out-of-pocket expenses connected to Board travel.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth additional information as of December 31, 2025, concerning shares of our common stock that may be issued upon the exercise of options and other rights under our existing equity compensation plans and arrangements approved by our shareholders. The information includes the number of shares covered by and the weighted average exercise price of outstanding options and other rights and the number of shares remaining available for future grants (excluding the shares to be issued upon exercise of outstanding options and other rights).

	Number of Securities to be issued upon exercise of outstanding options and rights (a)	Weighted-average exercise price of outstanding options and rights (b)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	-	$-	-

REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors (the "Audit Committee") of SCI Engineered Materials, Inc. selected GBQ Partners LLC (“GBQ”) to perform the 2025 audit for SCI Engineered Materials, Inc. and to serve as our registered independent public accounting firm for 2026. A representative of GBQ is expected to attend the Annual Meeting of Shareholders in order to respond to appropriate questions from shareholders and will have the opportunity to make a statement.

FEES OF THE REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR
THE YEAR ENDED DECEMBER 31, 2025 AND 2024

Audit Fees

The aggregate fees billed by GBQ Partners LLC for professional services rendered for the audit of our annual financial statements and review of financial statements were $72,000 and $63,084 for 2025 and 2024, respectively.

Tax Fees

The aggregate fees billed for professional services rendered for tax compliance and consulting were $8,114 and $12,962 for 2025 and 2024, respectively.

Pre-Approval Policy

The Audit Committee is required to pre-approve all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for us by our independent registered public accounting firm or other registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Securities Exchange Act of 1934 that are approved by the Audit Committee prior to completion of the audit.

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Our Audit Committee has appointed GBQ Partners LLC (“GBQ”), an independent registered public accounting firm, as our independent registered public accounting firm for the fiscal year ending December 31, 2026, and has further directed that management submit the selection of independent auditors for ratification by the shareholders at the 2026 Annual Meeting of Shareholders. GBQ has audited our financial statements since the fiscal year ended December 31, 2014. The Audit Committee believes that GBQ’s experience with us and knowledge of us is important and would like to continue this relationship.

GBQ has advised us that the firm does not have any direct or indirect financial interest in us, nor has GBQ had any such interest since the inception of our Company in 1987, other than as a provider of auditing and accounting services. In making the selection of GBQ to continue as our independent registered public accounting firm for the year ending December 31, 2026, the Audit Committee reviewed past audit results and past non-audit services performed and any which are proposed to be performed during fiscal year 2026. In selecting GBQ, the Audit Committee carefully considered GBQ’s independence. GBQ confirmed to us that it is in compliance with all rules, standards and policies of the Public Company Accounting Oversight Board and the SEC governing auditor independence.

Neither our Code of Regulations nor other governing documents require shareholder ratification of the selection of GBQ as the Company’s independent auditors. However, we are submitting the selection of GBQ to the shareholders for ratification as a matter of good corporate practice. If our shareholders fail to ratify this selection, the Audit Committee will reconsider whether or not to continue to retain GBQ but may still retain them. Even if this selection is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote at the 2026 Annual Meeting will be required to ratify the selection of GBQ. Abstentions will be counted toward the tabulation of votes cast on proposals presented to the shareholders and will have the same effect as negative votes. Broker non-votes are counted toward a quorum but are not counted for any purpose in determining whether this matter has been approved.

The Board of Directors recommends that our shareholders vote “FOR” the ratification of the independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our officers, directors and greater than 10% shareholders to file reports of ownership and changes in ownership of our securities with the Securities and Exchange

Commission (“SEC”). Copies of the reports are required by SEC regulation to be furnished to us. Based on our review of such reports, and written representations from reporting persons, we believe one report was filed late due to administrative error and all other reporting persons complied with all filing requirements during the year ended December 31, 2025.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. Jeremiah R. Young was elected Chief Executive Officer and Director on June 5, 2019. Mr. John P. Gilliam, Director, is Mr. Young’s father-in-law. Laura F. Shunk is a shareholder at the law firm of Hudak, Shunk & Farine, Co LPA, which represents the company with respect to certain intellectual property law matters.

SHAREHOLDER PROPOSALS FOR 2027 ANNUAL MEETING

Each year our Board of Directors submits its nominations for election of directors at the Annual Meeting of Shareholders. Other proposals may be submitted by the Board of Directors or the shareholders for inclusion in the Proxy Statement for action at the Annual Meeting. Any proposal submitted by a shareholder for inclusion in the Proxy Statement for the Annual Meeting of Shareholders to be held in 2027 must be received by us (addressed to the attention of the Assistant Secretary) on or before December 30, 2026. Any shareholder proposal submitted outside the processes of Rule 14a-8 under the Securities Exchange Act of 1934 for presentation at our 2027 Annual Meeting will be considered untimely for purposes of Rule 14a-4 and 14a-5 if notice thereof is received by us after December 30, 2026. Any such proposal to be submitted at the meeting must be a proper subject for shareholder action under the laws of the State of Ohio.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

This Proxy Statement and an Annual Report are available to all shareholders of record as of the record date via the Internet. We have adopted a procedure, approved by the SEC, called “householding.” Under this procedure, shareholders of record who hold their shares in the account of a broker, bank or other holder of record, have the same address and last name may receive one copy of the Annual Meeting materials (including Proxy Statement, proxy card, and Notice of Internet Availability of Proxy Materials), unless we are notified that one or more of these shareholders wishes to receive individual copies. This does not change the opportunity for each shareholder of record to independently vote their shares.

If you are a registered shareholder receiving multiple copies of proxy materials, you also may request orally or in writing to receive a single copy by calling 1-614-486-0261 x37, or writing to Ms. Shelby Yohn, Chief Financial Officer of SCI Engineered Materials, Inc. at 2839 Charter Street, Columbus, Ohio 43228.

If you are a beneficial owner, you can request information about householding from your broker, bank, or other holder of record.

ANNUAL REPORT

Our annual report on Form 10-K for the year ended December 31, 2025, containing financial statements for 2025 and the signed opinion of GBQ Partners LLC, registered independent public accounting firm, with respect to such financial statements, is available on the Internet with this Proxy Statement. The Annual Report is not to be regarded as proxy soliciting material, and we do not intend to ask, suggest, or solicit any action from the shareholders with respect to such report.

OTHER MATTERS

The Board of Directors knows of no other matters to be brought before the Annual Meeting. If other matters should come before the meeting, each of the persons named in the Proxy Statement intends to vote in accordance with his judgment on such matters.

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card.

Votes submitted electronically must be received by 11:59 P.M., EDT, on May 18, 2026.
Online Go to www.investorvote.com/SCIA or scan the QR code – login details are located in the shaded bar below.
Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada
Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/SCIA

Annual Meeting Proxy Card
IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

A	Proposals – The Board of Directors recommend a vote FOR all the nominees listed and FOR Proposal 2.
1. To elect six directors of the Company, each to serve for terms expiring at the next Annual Meeting of Shareholders.
	For	Withhold		For	Withhold		For	Withhold
01 - Vince Crisler	☐	☐	02 - John P. Gilliam	☐	☐	03 - Emily Lu	☐	☐

04 - Laura F. Shunk	☐	☐	05 - Charles Wickersham	☐	☐	06 - Jeremiah R. Young	☐	☐

		For	Against	Abstain
2.	To ratify the selection of GBQ Partners LLC as the Company’s independent registered public accounting firm for the year ending December 31, 2026.	☐	☐	☐

B	Authorized Signatures – This section must be completed for your vote to be counted. – Date and Sign Below

IMPORTANT: Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Corporations should sign in their full corporate name by their president or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

Date (mm/dd/yyyy) – Please print date below.	Signature 1 – Please keep signature within the box.	Signature 2 – Please keep signature within the box.
/ /

6 1 A V

049CIB

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IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

Proxy – SCI Engineered Materials, Inc.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

By signing this proxy card as a shareholder of SCI Engineered Materials, Inc. (the “Company”), you hereby appoint Jeremiah R. Young, Shelby Yohn, Eric Massey, and Michael A. Smith, or any of them, as attorneys and proxies with full power of substitution to each, to vote all shares of common stock of the Company which you are entitled to vote at the Annual Meeting of Shareholders of the Company to be held at the offices of the Company, 2839 Charter Street, Columbus, Ohio, on May 19, 2026, at 9:30 A.M. EDT, and at any adjournment or adjournments thereof, with all of the powers you would have if personally present, for the purposes stated on the reverse side.

You give unto said attorneys and proxies, or substitutes, full power and authority to do whatsoever in their opinions may be necessary or proper to be done in the exercise of the power hereby conferred, including the right to vote for any adjournment, hereby ratifying all that said attorneys and proxies, or substitutes, may lawfully do or cause to be done by virtue hereof. Any of the said attorneys and proxies, or substitutes, who shall be present and shall act at the meeting shall have and may exercise all powers of said attorneys and proxies hereunder.

You hereby acknowledge receipt with this Proxy of a copy of the Company’s Notice of Annual Meeting and Proxy Statement dated April 7, 2026. Any proxy heretofore given to vote said shares is hereby revoked.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY YOU.

IF NO DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND 2.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

C	Non-Voting Items
Change of Address – Please print new address below.